Q4 2018 Financial Results Exhibit 99.1

Forward-Looking Statements This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. In addition, this communication contains forward-looking statements related to the pending merger of Byline and Oak Park River Forest Bankshares, Inc., including, but not limited to, with respect to the expected completion date, financial benefits and other effects of the transaction. Factors that could cause actual results to differ materially from those presented in this communication regarding the pending merger may include, but are not limited to, the reaction to the transaction of the companies’ customers, employees, and counterparties; customer disintermediation; inflation; expected synergies, costs savings, and other financial benefits of the proposed transaction that might not be realized within the expected timeframes or might be less than projected; the requisite Oak Park River Forest Bankshares, Inc. stockholder approval for the proposed transaction might not be obtained; credit and interest rate risks associated with Byline’s and Oak Park River Forest Bankshares, Inc.’s respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which Byline and Oak Park River Forest Bankshares, Inc. operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations, and other risks. Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws. Additional Information and Where to Find It In connection with the proposed merger transaction involving Byline and Oak Park River Forest Bankshares, Inc. (“Oak Park”), Byline filed a registration statement on Form S 4 with the SEC, which includes a proxy statement of Oak Park and a prospectus of Byline, and Byline will file other documents regarding the proposed transaction with the SEC. The registration statement has not yet become effective. A definitive proxy statement/prospectus will also be sent to Oak Park stockholders seeking the required stockholder approval of the proposed transaction. Before making any voting or investment decision, investors and security holders of Oak Park are urged to carefully read the entire registration statement on Form S-4 initially filed by Byline on January 9, 2019 that includes a proxy statement/prospectus, as well as any amendments or supplements thereto and any other relevant documents that are filed or will be filed with the SEC, because they contain or will contain important information about the proposed transaction. The documents filed by Byline with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Byline may be obtained free of charge at its website at http://www.bylinebancorp.com. Alternatively, these documents, when available, can be obtained free of charge from Byline upon written request to Byline Bancorp, Inc., Attn: Corporate Secretary, 180 North LaSalle Street, 3rd Floor, Chicago, Illinois 60601. Information regarding the interests of certain of Oak Park’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, is included in the registration statement on Form S-4 initially filed by Byline on January 9, 2019. Participants in the Solicitation Byline, Oak Park River Forest Bankshares, Inc., their respective directors and executive officers and certain of their other members of management and employees may be deemed to be participants in the solicitation of proxies from Oak Park River Forest Bankshares’, Inc. stockholders in connection with the proposed transaction. Information about the directors and executive officers of Byline may be found in Byline’s Annual Report on Form 10-K for the year ended December 31, 2017, as amended by its Form 10-K/A filed with the SEC on April 30, 2018, a copy of which can be obtained free of charge from Byline or from the SEC’s website as indicated above. In addition, information about the directors and executive officers of Byline and Oak Park River Forest Bankshares, Inc. and other persons who may be deemed participants in the transaction will be included in the proxy statement/prospectus and other relevant materials when filed with the SEC.

Fourth Quarter 2018 Highlights Loan Production Earnings Revenue Deposits $164.9 million of loan and lease originations, compared with $218.1 million in prior quarter Net loan growth of $45.8 million, up 5.3% annualized Elevated payoff activity compared to 3Q18 Strong loan balance growth particularly in Commercial Banking Total revenue of $67.8 million, an increase of 6.4% from 3Q18, driven by loan volume and solid fee income levels Net interest income up 1.3% due to higher average loan balances, offset by decline in accretion income NIM (excluding accretion income) 1 increased 14 bps to 4.13% from 3.99% in 3Q18 Non-interest income increased 30.7% driven by an increase in gain on sale revenue as a result of higher volume of loans sold Total deposits of $3.7 billion, up $9.1 million versus 3Q18 Non interest bearing deposits increased $17.7 million for the quarter and accounted for 31.8% of total deposits Deposit balances at former First Evanston branches finished the year higher than at closing of merger Efficiency Net income of $17.1 million, or $0.46 per diluted share, a record since our initial public offering in 2017 Asset impairment charges, merger-related, and core system conversion expense impacted EPS by $0.03 ROAA of 1.39% and ROATCE of 15.49%1 Pre-tax pre-provision ROA1 of 2.23% compared to 2.13% in 3Q18 and 1.73% in 4Q17 Efficiency Ratio remained steady 56.81%; Adjusted Efficiency Ratio1 improved to 54.95% from 55.78% in 3Q18 and 63.23% in 4Q17 Revenue growth of 6.4% outstripped adjusted expense growth of 4.4% driving continued improvement in operating leverage Deposits per branch improved to $63.6 million from $43.6 million on a year over year basis Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

Loan and Lease Trends Loan & Lease Portfolio December 31, 2017 December 31, 2018 ($ in millions) Originated and Acquired Loan & Lease Portfolio Total loans and leases were $3.5 billion at 4Q18, an increase of $45.8 million or 1.3% from the prior quarter and 53.7% from 4Q17 Originated portfolio increased by $171.6 million or 33.0% annualized Acquired portfolio decreased by $125.8 million Payoff activity increased by $12.2 million versus 3Q18 $110.7 million in 4Q18 compared to $98.5 million in 3Q18

Total deposits increased $9.1 million to $3.7 billion Growth in non-interest bearing deposits and jumbo CDs offset by declines in other deposit categories Total deposit costs increased to 75 bps from 64 bps in the prior quarter Cost of interest bearing deposits increased by 14 bps and slowed relative to previous two quarters Deposit Trends Average Non-Interest Bearing Deposits ($ in millions) Deposit Composition Cost of Interest Bearing Deposits

Net Interest Income and Net Interest Margin Trends Net interest income increased $668,000 to $53.3 million, primarily due to higher average balances of loans and leases and the rising interest rate environment Net interest margin decreased four basis points to 4.69% from 3Q18 due to 18 bps decline in accretion income Net interest margin (excluding accretion income)1 increased 14 basis points to 4.13%, primarily due to higher average loan yields Earning asset yields increased to 5.54%, up five bps from 3Q18 Net Interest Margin Net Interest Income Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. ($ in millions) (1)

Total Non-Interest Income Non-Interest Income Trends Non interest income increased $3.4 million from 3Q18 Higher net gains on sales of loans $2.9 million impairment charge to servicing asset due to higher prepayment speeds and a rising interest rate environment Other fee income line items remained stable for the quarter ($ in millions) Total SBC Closed Loan Commitments Net Gains on Sales of Loans $141.1 million in closed loan commitments in 4Q18, compared to $136.1 million in 3Q18 $87.4 million of loan sales in 4Q18, compared to $59.6 million in 3Q18 Average premium increased due to more favorable mix of loans sold Small Business Capital

Non-Interest Expense Trends Non-interest expenses were stable for the quarter Non-interest expense, excluding significant adjustment items(1), was $39.1 million, an increase 4.4% from 3Q18 Salary and employee benefit expenses stabilized during the quarter Higher loan and lease related expenses, professional fees, and occupancy Adjusted efficiency ratio(1) of 54.95%, an improvement from 55.78% in prior quarter and 63.23% in 4Q17 ($ in millions) Efficiency Ratio Non-Interest Expense Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. (1) (1)

Asset Quality Trends Non performing assets improved to 0.67% in 4Q18 compared to 0.71% in 3Q18 NPLs/ Total Loans & Leases decreased to 0.79% in 4Q18 from 0.87% in 3Q18, primarily due to decline in government guaranteed portions of NPLs NPLs/ Total Loans & Leases excluding government guaranteed portions stable at 0.66% Other real estate owned increased by $423,000 during the quarter Provision expense of $3.9 million decreased from $5.8 million in 3Q18, primarily due to a reduction in specific impairment in the unguaranteed portion of the government guaranteed portfolio NCOs declined to 0.24% of average loans and leases from 0.25% in 3Q18 ALLL/Loans and Leases increased to 0.72% in 4Q18 compared to 0.68% in 3Q18 Acquisition accounting adjustments on acquired loans stood at $34.0 million versus $42.4 in the prior quarter NPLs / Total Loans & Leases ALLL / Loans & Leases

2019 Outlook and Strategic Priorities Acquisition Updates Areas of Focus Systems conversion on track for completion during first quarter of 2019 All regulatory approvals received for Oak Park River Forest (OPRF) Opportunities to partner with OPRF team to gain share in Oak Park and River Forest markets Continue to analyze acquisition opportunities in our markets Focus on core deposit growth in targeted markets Capitalize on disruption in Chicago banking market by adding new customers and banking talent Continue to pursue disciplined loan growth opportunities Continue to enhance product capabilities post conversion Improved Profitability Fully realizing the synergies from First Evanston and OPRF acquisitions Disciplined expense management to drive additional operating leverage Continuing to evaluate and optimize the branch network Increase fees generated by growth in Wealth Management / Trust, and Treasury Management

Appendix

Byline Bancorp, Inc.

Five Quarter Financial Summary

($ in millions, except per share data)

	For the Three Months Ended,				
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Income Statement					
Net interest income	$53.3	$52.6	$39.1	$33.7	$32.2
Provision	3.9	5.8	4.0	5.1	3.3
Non-interest income	14.6	11.1	14.5	11.4	12.6
Non-interest expense	40.4	38.0	45.8	31.9	30.4
Pretax income	23.6	19.9	3.8	8.1	11.1
Income taxes	6.4	5.4	1.1	1.3	11.9
Net income	**17.1**	**14.5**	**2.8**	**6.8**	**(0.8)**
Dividends on preferred shares	0.2	0.2	0.2	0.2	0.2
Net income (loss) available attributable to common shareholders	**$16.9**	**$14.3**	**$2.6**	**$6.6**	**($1.0)**
Diluted earnings (loss) per common share[1]	**$0.46**	**$0.39**	**$0.08**	**$0.22**	**($0.03)**
Balance Sheet					
Total loans and leases	$3,501.6	$3,455.8	$3,348.7	$2,280.4	$2,277.5
Total deposits	3,749.9	3,740.8	3,644.9	2,524.5	2,443.3
Tangible common equity[1]	479.3	456.6	441.3	381.9	376.8
Balance Sheet Metrics					
Loans and leases / deposits	93.91%	92.62%	92.03%	90.66%	93.43%
Tangible common equity / tangible assets[1]	10.02	9.60	9.51	11.26	11.51
Key Performance Ratios					
Net interest margin	4.69%	4.73%	4.43%	4.45%	4.26%
Efficiency ratio	56.81	56.57	83.35	69.04	66.06
Adjusted efficiency ratio[1]	54.95	55.78	63.48	68.77	63.23
Non-interest expense to average assets	3.27	3.13	4.75	3.85	3.64
Non-interest income to total revenues[1]	21.48	17.48	27.08	25.33	28.22
Return on average assets	1.39	1.20	0.29	0.82	(0.09)
Adjusted return on average assets[1]	1.47	1.23	1.10	0.74	0.87
Tangible book value per share[1]	$13.19	$12.59	$12.18	$12.99	$12.85

12

(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

Non-GAAP Reconciliation Byline Bancorp, inc. tm As of or For the Three Months Ended December 31, 2018 September 30, 2018 June 30, 2018 March 31, 2018 December 31, 2017 (dollars in thousands, except per share data) Net income (loss) and earnings per share excluding significant items Reported Net Income (Loss) $17,121 $14,536 $2,768 $6,768 $(766) Significant items: Incremental income tax benefit of state tax rate change — — — — — Incremental income tax (benefit) expense attributed to federal income tax reform — — — (724) 7,154 Impairment charges on assets held for sale 372 139 117 — — Merger-related expense 266 150 1,517 123 1,272 Core system conversion expense 625 213 9,009 — — Tax benefit on significant items (297) (112) (2,832) (34) (395) Adjusted Net Income $18,087 $14,926 $10,579 $6,133 $7,265 Reported Diluted Earnings (Loss) per Share $0.46 $0.39 $0.08 $0.22 $(0.03) Significant items: Incremental income tax benefit of state tax rate change — — — — — Incremental income tax (benefit) expense attributed to federal income tax reform — — — (0.02) 0.24 Impairment charges on assets held for sale 0.01 — — — — Merger-related expense 0.01 — 0.05 0.01 0.04 Core system conversion expense 0.02 0.01 0.28 — — Tax benefit on significant items (0.01) — (0.09) — (0.01) Adjusted Diluted Earnings (Loss) per Share $0.49 $0.40 $0.32 $0.21 $0.24

Byline Bancorp, Inc.

Non-GAAP Reconciliation (continued)

(dollars in thousands, except share and per share data)(ratios annualized, where applicable)	As of or For the Three Months Ended December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	As of or For the Year Ended December 31, 2018	December 31, 2017
Adjusted non-interest expense:							
Non-interest expense	$ 40,364	$ 37,956	$ 45,770	$ 31,919	$ 30,358	$ 156,009	$ 119,523
Less: significant items							
Impairment charges on assets held for sale	372	139	117	—	—	628	951
Merger-related expense	266	150	1517	123	1,272	2,056	1,272
Core system conversion expense	625	213	9,009	—	—	9,847	—
Adjusted non-interest expense	$ 39,101	$ 37,454	$ 35,127	$ 31,796	$ 29,086	$ 143,478	$ 117,300
Adjusted non-interest expense excluding amortization of intangible assets:							
Adjusted non-interest expense	$ 39,101	$ 37,454	$ 35,127	$ 31,796	$ 29,086	$ 143,478	$ 117,300
Less: Amortization of intangible assets	1,834	1,898	1,130	767	767	5,629	3,074
Adjusted non-interest expense excluding amortization of intangible assets	37,267	35,556	33,997	31,029	28,319	137,849	114,226
Pre-tax pre-provision net income:							
Pre-tax income	$ 23,581	$ 19,938	$ 3,832	$ 8,089	$ 11,085	$ 55,440	$ 40,794
Add: Provision for loan and lease losses	3,882	5,842	3,956	5,115	3,347	18,795	12,653
Pre-tax pre-provision net income	$ 27,463	$ 25,780	$ 7,788	$ 13,204	$ 14,432	$ 74,235	$ 53,447
Adjusted pre-tax pre-provision net income:							
Pre-tax pre-provision net income	$ 27,463	$ 25,780	$ 7,788	$ 13,204	$ 14,432	$ 74,235	$ 53,447
Impairment charges on assets held for sale	372	139	117	—	—	628	951
Merger-related expense	266	150	1,517	123	1,272	2,056	1,272
Core system conversion expense	625	213	9,009	—	—	9,847	—
Adjusted pre-tax pre-provision net income	$ 28,726	$ 26,282	$ 18,431	$ 13,327	$ 15,704	$ 86,766	$ 55,670
Total revenues:							
Net interest income	$ 53,261	$ 52,593	$ 39,056	$ 33,695	$ 32,151	$ 178,605	$ 122,912
Add: non-interest income	14,566	11,143	14,502	11,428	12,639	51,639	50,058
Total revenues	$ 67,827	$ 63,736	$ 53,558	$ 45,123	$ 44,790	$ 230,244	$ 172,970
Tangible common stockholders' equity:							
Total stockholders' equity	$ 650,672	$ 629,861	$ 616,406	$ 462,936	$ 458,578	$ 650,672	$ 458,578
Less: Preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Goodwill	127,536	127,536	127,536	54,562	54,562	127,536	54,562
Less: Core deposit intangibles and other intangibles	33,419	35,248	37,139	15,991	16,756	33,419	16,756
Tangible common stockholders' equity	$ 479,279	$ 456,639	$ 441,293	$ 381,945	$ 376,822	$ 479,279	$ 376,822

14

Byline Bancorp, Inc.

Non-GAAP Reconciliation (continued)

(dollars in thousands, except share and per share data)(ratios annualized, where applicable)	As of or For the Three Months Ended December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	As of or For the Year Ended December 31, 2018	December 31, 2017
Tangible assets:							
Total assets	$ 4,942,574	$ 4,917,409	$ 4,805,280	$ 3,462,372	$ 3,366,130	$ 4,942,574	$ 3,366,130
Less: Goodwill	127,536	127,536	127,536	54,562	54,562	127,536	54,562
Less: Core deposit intangibles and other intangibles	33,419	35,248	37,139	15,991	16,756	33,419	16,756
Tangible assets	$ 4,781,619	$ 4,754,625	$ 4,640,605	$ 3,391,819	$ 3,294,812	$ 4,781,619	$ 3,294,812
Average tangible common stockholders' equity:							
Average total stockholders' equity	$ 639,885	$ 625,621	$ 518,547	$ 459,535	$ 463,301	$ 561,568	$ 427,339
Less: Average preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	17,837
Less: Average goodwill	127,536	127,536	78,619	54,562	52,003	97,347	51,975
Less: Average core deposit intangibles and other intangibles	34,564	36,444	22,998	16,417	17,186	27,679	18,360
Average tangible common stockholders' equity	$ 467,347	$ 451,203	$ 406,492	$ 378,118	$ 383,674	$ 426,104	$ 339,167
Average tangible assets:							
Average total assets	$ 4,896,434	$ 4,809,939	$ 3,863,184	$ 3,362,071	$ 3,303,673	$ 4,238,602	$ 3,302,231
Less: Average goodwill	127,536	127,536	78,619	54,562	52,003	97,347	51,975
Less: Average core deposit intangibles and other intangibles	34,564	36,444	22,998	16,417	17,186	27,679	18,360
Average tangible assets	$ 4,734,334	$ 4,645,959	$ 3,761,567	$ 3,291,092	$ 3,234,484	$ 4,113,576	$ 3,231,896
Tangible net income available (loss attributable) to common stockholders:							
Net income available (loss attributable) to common stockholders	$ 16,925	$ 14,340	$ 2,570	$ 6,575	$ (962)	$ 40,410	$ 10,418
Add: After-tax intangible asset amortization	1,322	1,370	815	553	455	4,061	1,825
Tangible net income available (loss attributable) to common stockholders	$ 18,247	$ 15,710	$ 3,385	$ 7,128	$ (507)	$ 44,471	$ 12,243
Adjusted Tangible net income available (loss attributable) to common stockholders:							
Tangible net income available (loss attributable) to common stockholders	$ 18,247	$ 15,710	$ 3,385	$ 7,128	$ (507)	$ 44,471	$ 12,243
Incremental income tax benefit of state tax rate change	—	—	—	—	—	—	(4,790)
Incremental income tax (benefit) expense attributed to federal income tax reform	—	—	—	(724)	7,154	(724)	7,154
Impairment charges on assets held for sale	372	139	117	—	—	628	951
Merger-related expense	266	150	1,517	123	1,272	2,056	1,272
Core system conversion expense	625	213	9,009	—	—	9,847	—
Tax benefit on significant items	(297)	(112)	(2,832)	(34)	(395)	(3,275)	(781)
Adjusted tangible net income available (loss attributable) to common stockholders	$ 19,213	$ 16,100	$ 11,196	$ 6,493	$ 7,524	$ 53,003	$ 16,049

15

Byline Bancorp, Inc.

Non-GAAP Reconciliation (continued)

(dollars in thousands, except share and per share data)(ratios annualized, where applicable)	As of or For the Three Months Ended December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	As of or For the Year Ended December 31, 2018	December 31, 2017
Net interest margin:							
Reported net interest margin	4.69%	4.73%	4.43%	4.45%	4.26%	4.60%	4.11%
Effect of accretion income on acquired loans	(0.56)%	(0.74)%	(0.41)%	(0.31)%	(0.30)%	(0.53)%	(0.29)%
Net interest margin excluding accretion	4.13%	3.99%	4.02%	4.14%	3.96%	4.07%	3.82%
Pre-tax pre-provision return on average assets:							
Pre-tax pre-provision net income	$ 27,463	$ 25,780	$ 7,788	$ 13,204	$ 14,432	$ 74,235	$ 53,447
Total average assets	4,896,434	4,809,939	3,863,184	3,362,071	3,303,673	4,238,602	3,302,231
Pre-tax pre-provision return on average assets	2.23%	2.13%	0.81%	1.59%	1.73%	1.75%	1.62%
Adjusted Pre-tax pre-provision return on average assets:							
Adjusted pre-tax pre-provision net income	$ 28,726	$ 26,282	$ 18,431	$ 13,327	$ 15,704	$ 86,766	$ 55,670
Total average assets	4,896,434	4,809,939	3,863,184	3,362,071	3,303,673	4,238,602	3,302,231
Adjusted pre-tax pre-provision return on average assets	2.33%	2.17%	1.91%	1.61%	1.89%	2.05%	1.69%
Non-interest income to total revenues:							
Non-interest income	$ 14,566	$ 11,143	$ 14,502	$ 11,428	$ 12,639	$ 51,639	$ 50,058
Total revenues	67,827	63,736	53,558	45,123	44,790	230,244	172,970
Non-interest income to total revenues	21.48%	17.48%	27.08%	25.33%	28.22%	22.43%	28.94%
Adjusted non-interest expense to average assets:							
Adjusted non-interest expense	$ 39,101	$ 37,454	$ 35,127	$ 31,796	$ 29,086	$ 143,478	$ 117,300
Total average assets	4,896,434	4,809,939	3,863,184	3,362,071	3,303,673	4,238,602	3,302,231
Adjusted non-interest expense to average assets	3.17%	3.09%	3.65%	3.84%	3.49%	3.39%	3.55%
Adjusted efficiency ratio:							
Adjusted non-interest expense excluding amortization of intangible assets	$ 37,267	$ 35,556	$ 33,997	$ 31,029	$ 28,319	$ 137,849	$ 114,226
Total revenues	67,827	63,736	53,558	45,123	44,790	230,244	172,970
Adjusted efficiency ratio	54.95%	55.78%	63.48%	68.77%	63.23%	59.87%	66.04%

16

Byline Bancorp, Inc.

Non-GAAP Reconciliation (continued)

(dollars in thousands, except share and per share data)(ratios annualized, where applicable)	As of or For the Three Months Ended December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	As of or For the Year Ended December 31, 2018	December 31, 2017
Adjusted return on average assets:							
Adjusted net income	18,087	14,926	10,579	6,133	7,265	49,725	25,501
Total average assets	$ 4,896,434	$ 4,809,939	$ 3,863,184	$ 3,362,071	$ 3,303,673	$ 4,238,602	$ 3,302,231
Adjusted return on average assets	1.47%	1.23%	1.10%	0.74%	0.87%	1.17%	0.77%
Adjusted return on average stockholders' equity:							
Adjusted net income	$ 18,087	$ 14,926	$ 10,579	$ 6,133	$ 7,265	$ 49,725	$ 25,501
Average stockholders' equity	639,885	625,621	518,547	459,535	463,301	561,568	427,339
Adjusted return on average stockholders' equity	11.21%	9.47%	8.18%	5.41%	6.22%	8.85%	5.97%
Tangible common equity to tangible assets:							
Tangible common equity	$ 479,279	$ 456,639	$ 441,293	$ 381,945	$ 376,822	$ 479,279	$ 376,822
Tangible assets	4,781,619	4,754,625	4,640,605	3,391,819	3,294,812	4,781,619	3,294,812
Tangible common equity to tangible assets	10.02%	9.60%	9.51%	11.26%	11.51%	10.02%	11.51%
Return on average tangible common stockholders' equity:							
Tangible net income available (loss attributable) to common stockholders	$ 18,247	$ 15,710	$ 3,385	$ 7,128	$ (507)	$ 44,471	$ 12,243
Average tangible common stockholders' equity	467,347	451,203	406,492	378,118	383,674	426,104	339,167
Return on average tangible common stockholders' equity:	15.49%	13.81%	3.34%	7.65%	(0.52)%	10.44%	3.61%
Adjusted return on average tangible common stockholders' equity:							
Adjusted tangible net income available (loss attributable) to common stockholders	$ 19,213	$ 16,100	$ 11,196	$ 6,493	$ 7,524	$ 53,003	$ 16,049
Average tangible common stockholders' equity	467,347	451,203	406,492	378,118	383,674	426,104	339,167
Adjusted return on average tangible common stockholders' equity	16.31%	14.16%	11.05%	6.96%	7.78%	12.44%	4.73%
Tangible book value per share:							
Tangible common equity	$ 479,279	$ 456,639	$ 441,293	$ 381,945	$ 376,822	$ 479,279	$ 376,822
Shares of common stock outstanding	36,343,239	36,279,600	36,218,955	29,404,048	29,317,298	36,343,239	29,317,298
Tangible book value per share	$ 13.19	$ 12.59	$ 12.18	$ 12.99	$ 12.85	$ 13.19	$ 12.85

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